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                                                                   EXHIBIT B-3.5


                   AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  (Post-Merger)
   SERVICES TO BE PERFORMED BY GROUP AND ASSOCIATED PRIMARY ATTRIBUTION BASES


EVP CORPORATE DEVELOPMENT

   - CORPORATE DEVELOPMENT AND MERGERS & ACQUISITIONS - Coordinates mergers and acquisitions and integrates new operations.

      Attribution Bases: Direct (Parent or applicable subsidiary).(1)

   - AEP COMMUNICATIONS - Provides fiber and wireless communications services and energy management services.

      Attribution Bases: Direct.

   - NEW VENTURES - Invests in new ventures, including selected new technology companies, which will support the strategic plan of AEP.

      Attribution Bases: Direct.

   - BUSINESS DEVELOPMENT - Coordinates business development activities related to corporate development.

      Attribution Bases: Direct (Parent or applicable subsidiary).

   - FINANCIAL AND ACCOUNTING - Provides specialized accounting, tax and other financial services related to corporate development.

      Attribution Bases: Direct, and total assets.

   - EUROPEAN DEVELOPMENT - Coordinates business development activities in the U.K. and Europe.

      Attribution Bases: Direct.

   - ASIA PACIFIC DEVELOPMENT - Coordinates business development activities in the Asia-Pacific region.

      Attribution Bases: Direct


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(1)     AEPSC's accounting and billing treatment of costs incurred in performing services related to mergers and acquisitions will be disclosed in AEPSC's Annual Report on Form U-13-60 either in Schedule XIV, Notes to
Financial Statements, or Schedule XVIII, Notes to Statement of Income.
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                                                                   EXHIBIT B-3.5


   - LATIN AMERICAN DEVELOPMENT - Coordinates business development activities in Latin America.

      Attribution Bases: Direct.

EVP LEGAL, POLICY AND CORPORATE COMMUNICATIONS

   - LEGAL - Provides legal services related to contracts, litigation, claims, and regulatory and other business matters.

      Attribution Bases: Direct, Peak Load/Avg. # Customers/KWH Sales Combination, Total Assets, Total AEPSC Bill Dollars, and Total Fixed Assets.

   - PUBLIC POLICY - Coordinates and develops communications on public policy issues.

      Attribution Bases: Direct (including Parent), Total Assets, and Total AEPSC Bill Dollars.

      GOVERNMENTAL AFFAIRS - Supports customer service and restructuring activities at the state level.

      Attribution Bases: Direct, Number of Electric Retail Customers, and Total Assets.

   - CORPORATE COMMUNICATIONS - Coordinates internal and external communications and media relations.

      Attribution Bases: Direct (including Parent), Number of Employees, Total Assets, and Total AEPSC Bill Dollars.

   -  ENVIRONMENTAL AFFAIRS - Coordinates all environmental affairs activities.

      Attribution Bases: Direct, Peak Load/Avg. # Customers/KWH Sales Combination, and Total Assets.

EVP FINANCE AND ANALYSIS

   - CONTROLLER - Provides accounting services and prepares financial, statistical and regulatory reports; includes corporate accounting.

      Attribution Bases: Direct, Number of GL Transactions, Number of Stores Transactions, Number of Invoice Payments, Past 3 Mos. MMBTU's Burned, Total Assets, Total Fixed Assets, and Total Gross Utility Plant.

   - TAX - Provides tax research, consultation and compliance services at the state and Federal levels.
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                                                                   EXHIBIT B-3.5

      Attribution Bases: Direct, and Total Assets.

   - INTERNAL AUDITS - Provides internal audit services, including audits of service company billings.

      Attribution Bases: Direct, Number of Employees, and Total Assets.

      TREASURER - Performs cash management, financing and investing activities.

      Attribution Bases: Direct, Number of Bank Accounts, Total Assets, Total AEPSC Bill Dollars, and Total Fixed Assets.

   - RISK MANAGEMENT - Arranges insurance coverage and coordinates and implements risk management policies.

      Attribution Bases: Direct, Total Assets, and Total Fixed Assets.

   -  STRATEGIC ANALYSIS -Provides strategic planning services.

      Attribution Bases: Direct, and Total Assets.

   - CORPORATE PLANNING AND BUDGETING - Provides budgeting and forecasting services, financial analysis and service company billing oversight.

      Attribution Basis: Direct, and Total Assets.

EVP NORTH AMERICAN ENERGY DELIVERY

   - TRANSMISSION - Provides project management, design and development of construction projects, drafting and engineering services, contract administration, development of standards associated with the evaluation of materials related to electric transmission systems, forestry services, and impact studies.

      Attribution Bases: Direct, Number of Transmission Pole Miles, and Level of Construction - Transmission.

   - DISTRIBUTION - Provides mapping services, project management, design and development of construction projects, drafting and engineering services, contract administration, forestry services and administrative and planning services.

      Attribution Bases: Direct, Number of Electric Retail Customers, Level of Construction - Distribution, and Peak Load/Avg. # Customers/KWH Sales Combination.

   - CUSTOMER INTERFACE - Prints and mails customer bills and other required mailings for electric service customers. Also provides support services for the customer information system, remittance processing, power billing, credit and collections, customer accounting, and customer call centers.
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                                                                   EXHIBIT B-3.5


      Attribution Bases: Direct, Number of CIS Customer Mailings, Number of Electric Retail Customers, Number of Phone Center Calls, and Number of Remittance Items.

   - REGULATORY, PLANNING AND BUDGETING - Coordinates all state regulatory activities, through the use of state regulatory offices that have centralized and regional support. This organization will be responsible for all regulatory filings, including restructuring filings that are mandated from time-to-time in the various states. This group will also administer budgeting for the North American Energy Delivery unit.

      Attribution Bases: Direct, Total Assets, and Past 3 Mos. MMBTU's Burned.

   - CUSTOMER AND COMMUNITY SERVICES - Coordinates a targeted customer and community relations strategy, which includes economic development, new service coordination and other community relations activities.

      Attribution Basis: Direct, Number of Electric Retail Customers, Peak Load/Avg. # Customers/KWH Sales Combination, and Total AEPSC Bill Dollars.

   - SUPPLY CHAIN [NORTH AMERICAN ENERGY DELIVERY] - Provides procurement and supply chain management services related to energy delivery.

      Attribution Bases: Direct, Number of Stores Transactions, and Number of Purchase Orders Written.

EVP WHOLESALE / ENERGY SERVICES

   - TRADING - Provides electric, gas, coal and ancillary energy product trading services and optimizes physical generation and transportation assets against commodity markets.

      Attribution Bases: Direct, MW Generating Capability, and Past 3 Mos. MMBTU's Burned (Coal Only).

   - MARKETING AND BUSINESS ORIGINATION - Originates term business with non-trading counterparts, such as municipals and cooperatives.

      Attribution Bases: Direct, and MW Generating Capability.

   - OPERATIONS AND TECHNICAL SERVICES - Operates and maintains the AEP generating, mining and transportation assets. This group also provides engineering and other technical services for AEP assets as well as third party customers.
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                                                                   EXHIBIT B-3.5


      Attribution Bases: Direct, Coal Company Combination, Fossil Plant Combination, Level of Construction - Production, MW Generating Capability, MWH's Generated, Past 3 Mos. MMBTU Burned (All Fuels, Coal Only, Gas Type Only, Oil Type Only, and Solid Fuels Only), Peak Load/Avg. # Customers/KWH Sales Combination, and Tons of Fuel Acquired.

   - ADMINISTRATION - Provides administrative support and specialized accounting services related to wholesale and energy services.

      Attribution Bases: Direct, Coal Company Combination, MWH's Generated, and Tons of Fuel Acquired.

   - AEP GLOBAL WHOLESALE DEVELOPMENT - Provides generation asset development services, as well as related energy asset development.

      Attribution Bases: Direct, MW Generating Capability, and Past 3 Mos. MMBTU's burned.

   - ANALYSIS - Performs market analysis and forward price curve projections. This group also provides economic analysis to support capital budgeting and operational decisions.

      Attribution Bases: Direct, Fossil Plant Combination, Level of Construction
      - Production, MW Generating Capability, and Peak Load/Avg. # Customers/KWH Sales Combination.

   - EUROPE - Provides electric and gas trading services in the U.K. and Europe.

      Attribution Bases: Direct.

   - ENERGY SERVICES - Markets energy-related products and services to commercial and small industrial customers

      Attribution Bases: Direct, Number of Commercial Customers, and Number of Industrial Customers.

   - BUSINESS SYSTEMS AND OPERATIONS - Supports and maintains business and information systems related to wholesale and energy services.

      Attribution Bases: Direct, and MW Generating Capability.

   - BUSINESS DEVELOPMENT - Performs analysis of business development opportunities and marketing of energy and energy-related products.
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                                                                   EXHIBIT B-3.5


      Attribution Bases: Direct, and Number of Electric Retail Customers.

   - SUPPLY CHAIN [WHOLESALE/ENERGY SERVICES] - Provides procurement and supply chain management services related to wholesale and energy services.

      Attribution Bases: Direct, Number of Stores Transactions, and Number of Purchase Orders Written.

EVP SHARED SERVICES

   - HUMAN RESOURCES - Provides administration and coordination of the employee benefit plans, labor relations, certain employee and management training, centralized processing of medical benefit claims, and human resource management.

      Attribution Bases: Direct, and Number of Employees.

   - INFORMATION TECHNOLOGY - Provides information processing, electric customer billing support, application development, client computing, and technical software support.

      Attribution Bases: Direct, Number of Electric Retail Customers, Number of Employees, and Number of Help Desk Calls.

   - SUPPLY CHAIN - Provides general procurement and supply chain management services.

      Attribution Bases: Direct, Number of Purchase Orders Written, and Number of Stores Transactions.

   - GENERAL SERVICES - Provides various services, including travel services, land management, facilities management, fleet management and equipment services.

      Attribution Bases: Direct, Number of Employees, Number of Travel Transactions, Number of Vehicles, and Total Fixed Assets.